Exhibit 10.33

Schedule to Senior Vice President Change of Control Agreement

The following is a list of our officers who are party to the company’s Senior Vice President Change of Control Agreement, the form of which was filed as an exhibit to the company’s Quarterly Report on Form 10-Q for the period ending 12/29/2012:

David Brady

Arthur Friedman

Stephen Furlong

David Harding

Zhenxue Jing

Robert Lavallee

Roger Mills

John Pekarsky

David Rudzinsky

Thomas Umbel